Exhibit 99.2

POWERDSINE LTD.

(An Israeli Corporation)

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share data)

	September 30, 2006	December 31 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13,401	$14,366
Marketable debt securities (Note 6A)	26,018	26,511
Accounts receivable and others:
Trade, net	6,532	8,465
Prepaid expenses	1,312	433
Other	950	1,359
Inventories	2,057	1,616

Total current assets	50,270	52,750

INVESTMENTS AND OTHER LONG-TERM ASSETS (Note 2)	39,273	37,662
PROPERTY AND EQUIPMENT, net	1,724	1,864

Total assets	$91,267	$92,276

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accruals:
Trade	$1,232	$1,817
Accrued expenses	4,121	4,504
Other	3,773	1,780
Deferred revenues	2,596	1,585

Total current liabilities	11,722	9,686
ACCRUED SEVERANCE PAY	2,371	2,250

Total liabilities	14,093	11,936

SHAREHOLDERS’ EQUITY (Note 5):
Share capital:
Ordinary shares of NIS 0.01 par value	138	137
(At September 30, 2006 and December 31,2005 - 41,900,000 shares; Issued and outstanding - 20,137,694 , 19,581,167 shares respectively)
Additional paid-in capital	134,738	134,466
Deferred stock-based compensation	—	(4,769)
Accumulated deficit	(57,311)	(48,862)
Accumulated other comprehensive loss	(391)	(632)

Total shareholders’ equity	77,174	80,340

Total liabilities and shareholders’ equity	$91,267	$92,276

The accompanying notes are an integral part of these condensed consolidated financial statements

POWERDSINE LTD.

(An Israeli Corporation)

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share data)

	Three months ended September 30,
	2006	2005
SALES, net (Note 6B)	$9,591	$10,872
COST OF SALES*	6,659	5,054

GROSS PROFIT	2,932	5,818

OPERATING EXPENSES:
Research and development expenses**	2,385	1,742
Selling and marketing expenses**	2,745	2,692
General and administrative expenses**	1,518	1,017
Other income	(333)	—

Total operating expenses	6,315	5,451

INCOME (LOSS) FROM OPERATIONS	(3,383)	367
FINANCIAL INCOME, net	823	587

INCOME (LOSS) BEFORE TAXES ON INCOME	(2,560)	954
INCOME TAXES	—	(56)

NET INCOME (LOSS)	$(2,560)	$898

NET INCOME (LOSS) PER ORDINARY SHARE:
BASIC	$(0.13)	$0.05

DILUTED	$(0.13)	$0.04

WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME (LOSS) PER ORDINARY SHARE:
Basic	20,032,881	19,535,152

Diluted	20,032,881	20,770,118

* Stock-based compensation included in:
Cost of sales	106	35
** Allocation of Stock-based compensation to relevant items, is as follows:
Research and development	266	166
Selling and marketing	202	59
General and administrative	541	245

The accompanying notes are an integral part of these condensed consolidated financial statements

POWERDSINE LTD.

(An Israeli Corporation)

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share data)

	Nine months ended September 30,
	2006	2005
SALES, net (Note 6B)	$25,266	$31,397
COST OF SALES*	14,494	14,663

GROSS PROFIT	10,772	16,734

OPERATING EXPENSES:
Research and development expenses**	7,185	5,376
Selling and marketing expenses**	8,813	7,113
General and administrative expenses**	4,323	3,384
Other income	(474)	—
Restructuring expenses	1,545	—
Change in accounting policy	(77)	—

Total operating expenses	21,315	15,873

INCOME (LOSS) FROM OPERATIONS	(10,543)	861
FINANCIAL INCOME, net	2,109	1,712

INCOME (LOSS) BEFORE TAXES ON INCOME	(8,434)	2,573
INCOME TAXES	(15)	(126)

NET INCOME (LOSS)	$(8,449)	$2,447

NET INCOME (LOSS) PER ORDINARY SHARE:
BASIC	$(0.42)	$0.13

DILUTED	$(0.42)	$0.12

WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME (LOSS) PER ORDINARY SHARE:
Basic	19,935,576	19,460,242

Diluted	19,935,576	20,721,447

* Stock-based compensation included in:
Cost of sales	311	104
** Allocation of Stock-based compensation to relevant items, is as follows:
Research and development	826	640
Selling and marketing	675	232
General and administrative	1,446	764

The accompanying notes are an integral part of these condensed consolidated financial statements

POWERDSINE LTD.

(An Israeli Corporation)

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Nine months ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(8,449)	$2,447
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	548	514
Changes in the accrued liability for severance pay	121	252
Amortization of discount on marketable debt securities	32	62
Loss (gain) on amount funded in respect of severance pay	(115)	66
Amortization of deferred stock-based compensation	—	1,502
Compensation expenses related to options granted to employees and other service providers	3,258	9
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	1,431	(4,412)
Decrease (Increase) in inventories	(441)	134
Increase (decrease) in accounts payable and accruals:
Trade	(585)	(824)
Accrued expenses	(2,476)	(284)
Other	86	(2,137)
Increase in deferred revenues	1,011	71

Net cash used in operating activities	(1,579)	(2,600)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(409)	(755)
Investment in available for sale marketable debt securities	(24,600)	(22,550)
Proceeds from maturities of marketable debt securities	23,550	27,032
Amounts in severance pay funds	(444)	(329)
Amounts withdrawn from severance funds	633	39

Net cash provided by (used in) investing activities	(1,270)	3,437

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of employee stock options	1,884	743

Net cash provided by financing activities	1,884	743

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(965)	1,580
BALANCE OF CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	14,366	15,616

BALANCE OF CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,401	$17,196

The accompanying notes are an integral part of these condensed consolidated financial statements

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - PRESENTATION OF FINANCIAL INFORMATION

1) PowerDsine Ltd. is an Israeli Company that together with its wholly owned U.S. subsidiary, PowerDsine, Inc. (collectively the “Company”) designs, develops and supplies integrated circuits, modules and systems that enable the implementation of Power-over-Ethernet (“P.O.E”) in local area networks. In addition to POE products, the Company also sells telecommunications products, including telephone ring signal generators and remote power feeding modules. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 20-F, for the year ended December 31, 2005.

The financial information furnished herein is unaudited, but in the opinion of our management, includes all adjustments (all of which are normal, recurring adjustments) necessary for a fair statement of the results of operations for the periods indicated. The results of operations for the three and nine months periods ended 30 September, 2006 of the current fiscal year are not necessarily indicative of the results to be expected for the full year.

2) Accounting principles

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) that requires the Company to make estimates and assumptions that may materially affect the reported amounts of assets and liabilities at the date of the unaudited consolidated financial statements and revenues and expenses during the periods reported. Actual results could differ materially from those estimates. Information related to our critical accounting policies that may have the most significant effect on the Company’s reported results and require subjective or complex judgments is contained in the notes to the consolidated financial statements in the Annual Report on Form 20-F for the fiscal year ended December 31, 2005.

In January 1, 2006 the Company adopted SFAS No. 123R “Accounting for Stock-Based Compensation” (“SFAS No. 123R”) using the modified prospective transition method to account for our employee stock options. Under the modified prospective transition method, fair value of new and previously granted but unvested stock options are recognized as compensation expense in the income statement, and prior period results are not restated.

3) On January 2007 the acquisition of the Company by Microsemi Corporation was completed. According to the terms of the transaction each shareholder (including restricted shareholders) received $8.25 per share in cash and 0.1498 shares of Microsemi common stock for each ordinary share of the Company. In accordance with the transaction terms the Company’s options were converted into option Microsemi Corporation on a 0.6112 exchange ratio.

As a result of this transaction the Company incurred expenses in a total amount of $7.7 million. No expenses were included in the reports for the three and nine months periods ended 30 September, 2006.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - PRESENTATION OF FINANCIAL INFORMATION (continued)

C. Recently issued accounting pronouncements in the United States of America:

1) In July 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109” (“FIN 48”). FIN 48 prescribes a comprehensive model for recognizing, measuring and presenting in the financial statements tax positions taken or expected to be taken on a tax return. This Interpretation also provides guidance on the recognition, classification, interest and penalties and disclosure requirements for uncertain tax positions. FIN 48 is effective for fiscal years beginning on or after December 15, 2006 (January 1, 2007, for the Company). The provisions of FIN 48 shall be applied to all tax positions upon initial adoption of this Interpretation. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of this Interpretation. The Company is evaluating the impact, if any, of the adoption of FIN 48 on its consolidated financial statements.

2) In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No.108 did not result in corrections of the Company’s financial statements.

3) In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements; however, it does not require any new fair value measurements. FAS 157 is effective for fiscal years beginning after November 15, 2007 (January 1, 2008, for the Company). Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The Company is currently evaluating the impact of the provisions of FAS 157 on its financial position and results of operations.

4) In February 2007, the FASB issued FAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This standard permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. As applicable to the Company, this statement will be effective as of the year beginning January 1, 2008. The Company is currently evaluating the impact that the adoption of FAS 159 would have on its consolidated financial statements.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - INVESTMENTS AND OTHER LONG TERM-ASSETS

Investments and other long-term assets balance is composed as follows (amounts in 000’s):

	September 30, 2006	December 31 2005
Investment in marketable debt securities (see Note 6A)	$37,329	$35,653
Amount funded by insurance policies in respect of employee severance pay	1,770	1,844
Prepaid expenses	174	165

	$39,273	$37,662

NOTE 3 - COMPREHENSIVE INCOME

Comprehensive income (loss) is defined as the change in equity (net assets) of a business enterprise during the period from transactions and other events and circumstances from non-owner sources. Our comprehensive income (loss) consists of net income (loss) and the unrealized gains or losses on investments in marketable debt securities classified as available for sale. Total comprehensive income (loss) for the three and nine months ended September 30, 2005 and 2006 were calculated as follows (amounts in 000’s):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income (loss)	$(2,560)	$898	$(8,449)	$2,447
Unrealized gain (loss)
On Marketable debt securities	453	(189)	241	(434)

Comprehensive income (loss)	$(2,107)	$709	$(8,208)	$2,013

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - CONTINGENCY

On January 2, 2002, the Company received a copy of a Complaint for Patent Infringement and Request for Jury Trial filed on October 26, 2001 (the “Complaint”) against the Company. The Complaint was filed by ChriMar Systems, Inc. (“ChriMar”) in the United States District Court for the Eastern District of Michigan, Southern Division (the “Court”). In its Complaint, ChriMar Systems claims that the Company has infringed patent rights owned by it. ChriMar Systems requests that the Court determine the following: (1) that the patent was duly and legally issued, and is valid and enforceable ,(2) that the Company has directly and/or contributory infringed the patent and/or actively induced infringement of the patent by others, (3) that the Company be preliminarily and permanently enjoined from engaging in any further acts of infringement of the patent, (4) that ChriMar Systems be awarded damages adequate to compensate for the infringement by the Company, (5) that the infringement by the Company was willful, thereby entitling ChriMar Systems to recover treble damages, (6) that the infringement by the Company has been such to render the action exceptional and (7) that ChriMar Systems be awarded reasonable attorney’s fees, and (8) that ChriMar Systems be awarded such other and further relief as the Court may deem to be right and just.

On February 21, 2002, the Company filed an answer to the Complaint in which the Company denied all of the allegations stated in the Complaint and raised additional defenses such as laches, estoppel, and failure to state a claim. Neither the Company nor ChriMar Systems took any other action in connection with this matter. ChriMar Systems also filed a lawsuit against Cisco Systems, Inc. (“Cisco”), alleging that Cisco products infringed their patent. On May 15, 2003, the Court, following a stipulation by the parties, entered an order staying the proceeding between ChriMar and the Company pending the resolution of the case against Cisco. In the case against Cisco, a Special Master appointed by the Court in the case ChriMar filed against Cisco held that the claim in ChriMar’s patent that was at issue in the case against Cisco The Court adopted the Special Master’s recommendations and by decision dated May 13, 2004 the court held that claim 1 of ChriMar’s patent was not valid. Following such ruling Cisco and ChriMar reached a confidential settlement.

Following the settlement of the case against Cisco, ChriMar and the Company entered into extensive settlement discussions. These discussions failed and the Court ordered commencement of discovery. However, within days of the Court’s order, on or about September 1, 2006, ChriMar filed separate patent infringement actions against both D-Link Systems and Foundry Networks. In response the Court stayed the discovery in the case against the Company and has indicated that it would like to join part, or all, of the foregoing litigation matters and to possibly bifurcate the issue of damages and the impact of the Cisco settlement on any potential award. The Court has set a status conference for April 20, 2007, to further discuss the foregoing issues.

While the Company’s management believes that it ultimately stands a very good chance of prevailing in this litigation, As a result of the new developments in the ChriMar litigation and based on the application of industry statistics relating to outcome of patent litigation matters, management and its legal consults believe that the Company’s exposure from this litigation is in the $2 to $3 million range.

The $2 millions exposure is included among “Accrual expenses- other”.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - STOCK-BASED COMPENSATION

1)	On October 21, 1996, the Company’s Board of Directors approved a Section 102 stock option plan (“102 plan”). Options granted under the 102 plan may be granted to the employees of the Company.

On February 27, 1997, the Company’s Board of Directors approved an incentive and restricted stock option plan for employees of its subsidiary and consultants of the Company and its subsidiary (“the incentive plan”). The incentive plan provides for the grant of incentive stock options a defined under Section 422 of the Internal Revenue Code of 1986, and restricted stock options to purchase ordinary shares of the Company.

On December 2003, following the tax reform in Israel, the Company’s Board of Directors approved a revised Section 102 stock option plan (the “2003 plan”). Options granted under the 2003 plan may be granted to directors, officers and employees of the Company. The Company’s Board of Directors selected the capital gains tax track for options granted to the Company’s employees.

On February 7, 2006 the Company’s Board of Directors approved the 2006 Israeli Share Incentive Compensation Plan (“the 2006 plan”). Under the 2006 plan the Company can grant options and restricted shares to directors, officers and employees of the Company. The Company’s Board of Directors selected the capital gains tax track for options granted to the Company’s employees.

2)	The 102 plan, the 2003 plan and the 2006 plan are subject to the terms stipulated by Section 102 of the Israeli Income Tax Ordinance. Inter alia, these terms provide that the Company will be allowed to claim, as an expense for tax purposes, the amounts credited to the employees as a benefit in respect of shares or options granted under the plan.

The amount allowed as an expense for tax purposes, at the time the employee utilizes such benefit, is limited to the amount of the benefit that is liable to tax as labor income, in the hands of the employee. Amounts that, are taxed as capital gain income for the employees, are not allowed as an expense for tax purpose, all being subject to the restrictions specified in Section 102 of the Income Tax Ordinance.

3)	Each option under the above mentioned plans can be exercised to purchase one ordinary share of NIS 0.01 par value of the Company. The ordinary shares issued upon exercise of the options will confer on holders the same rights as the other ordinary shares.

Options generally vest over four to five years from the date of grant. Any option not exercised within 10 years from grant date will expire, unless extended by the Board of Directors. The exercise price of the options granted under the plans is to be determined by the Board of Directors at the time of the grant.

4)	At the 2003 annual shareholders meeting it was resolved to grant 37,500 fully vested options to a director. Each option is exercisable into one ordinary share of the Company with an exercise price of such options is $3.33.

In addition, at the same meeting it was resolved to grant 283,030 options were granted to the Chairman of the Board of Directors (“Chairman”) for service rendered as Chairman. Each option is exercisable into one ordinary share of the Company. The exercise price of such options is $3.33. The options vest annually in four equal installments starting on the grant date.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - STOCK-BASED COMPENSATION (continued):

5)	At a meeting of the Company’s shareholders held at September 2004, the shareholders approved the grant of options to purchase 50,000 of the Company’s ordinary shares (the “Initial Grant”) to each external director and to each director currently in office other than the Chairman and the Chief Executive Officer. The shareholders also approved a resolution stating that on the date immediately following the last vesting date of the Initial Grant, and on the anniversary of such date every year thereafter, each director then in office, other than directors who also are employees of the Company, shall be entitled to receive an annual grant of options to purchase 10,000 ordinary shares (the “Annual Grant”), with an exercise price per ordinary share equal to the closing price of the ordinary shares on the applicable grant date. The chairman, if still in duty, shall be entitled to receive the Annual Grant commencing in September 2007. The shareholders determined that all options will expire on the ten-year anniversary of the grant date and that options in the Initial Grant and the Annual Grant will vest in four equal annual installments starting on the first anniversary of the grant date.

6)	At the annual meeting of the Company’s shareholders held at October 2005, the shareholders approved the grant to Kenneth Levy, the Chairman of the Board, of options to purchase ordinary shares of the Company in the same amount and on substantially the same terms as were granted to other members of the Board of Directors pursuant to the resolutions adopted at the special shareholders’ meeting on September 8, 2004. Those amounts and terms are: 50,000 ordinary shares (the “Initial grant”) granted as of the date of the meeting approval, vesting in four equal installments over four years; additional options to purchase 10,000 ordinary shares to be granted for each year of service on the Board following the end of the vesting of the Initial Grant; in each case the exercise price will be the market price on the grant date.

7)	The Company’s Board of Directors authorized an automatic increase, to occur on November 29 of each year until November 30, 2013, of the aggregate pool of stock available for grant under the Company’s stock option plans. This annual increase may be up to three percent of the then outstanding share capital. On November 29, 2005, the number of such shares available in the option pool increased by 587,435 shares.

8)	In December 14, 2005, the Board of Directors approved the Company’s plan to repurchase from the Company’s employees options with exercise price above $9 for $0.15 per option. Following this resolution the Company purchased from the Company’s employees total of 666,753 options.

9)	In December 14, 2005, the Board of Directors also decided to create a new plan (the 2006 Plan) to allow the grant of Restricted Stock and Restricted Stock Units, the terms of this plan is substantially similar to the Company’s 2003 Plan.

10)	In January 1st 2006, the Company adopted SFAS No. 123R “Accounting for Stock-Based Compensation” (“SFAS No. 123R”) using the modified prospective transition method to account for its employee stock options. Under the modified prospective transition method, fair value of new and previously granted but unvested stock options are recognized as compensation expense in the income statement, and prior period results are not restated.

11)	Prior to January 1, 2006 the Company accounted for its employee stock option plans using the intrinsic value-based method of accounting prescribed under Accounting Principles Board Opinion No. 25 (“APB 25”) and related interpretations. The Company also followed the disclosure requirements of FAS 123, “Accounting for Stock-based Compensation,” as amended by FAS 148, “Accounting for Stock-based Compensation—Transition and Disclosure,” for companies electing to apply APB 25.

12)	The Company has recognized compensation costs, net of estimated forfeitures, applying the straight line vesting method.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - STOCK-BASED COMPENSATION (continued):

13) The following table illustrates the effect on net income, assuming the Company had applied the fair value recognition provisions of FAS 123 (as amended by FAS 148) to its stock-based employee compensation in prior period (amounts in 000’s):

Period ended September 30, 2005
Net income, as reported	$2,447
Add-stock-based compensation expense related to employee stock option plan, included , in consolidated statements of operations	1,502
Deduct-stock-based compensation expense determined under fair value method for all awards	(3,800)

Pro forma net income	$149

14) A summary of the status of the option and restricted stock plans as of September 30 2006, and changes during the period ended on that date, is presented below:

	Option outstanding
	Available For Grant	Options	Weighted average exercise price
Outstanding -December 31, 2005	1,245,000	2,123,248	4.86
Options granted-at market price	(843,150)	843,150	7.82
Restricted shares- granted	(388,075)	388,075	—
Options exercised	—	(519,027)	3.42
Options forfeited	288,835	(288,835)	7.8
Restricted shares- forfeited	3,625	(3,625)	—

Outstanding –September 30, 2006		2,542,986	$4.15

Exercisable - September 30, 2006		567,067	$4.58

Options and restricted stock available for grant – September 30, 2006	306,235

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - STOCK-BASED COMPENSATION (continued)

15) The weighted average grant date fair value of options granted during the nine months period ended September 30, 2006 amounted to $4.05 per option,. The fair value was determined on the date of grant, by using the Black-Scholes option-pricing model based on the following weighted average assumptions:

September 30, 2006
Risk-free interest rate	4.5%
Expected life	5 years
Dividend yield	0%
Expected volatility	56%

The expected volatility is based on the historical volatility of the Company’s stock. The risk-free interest rate assumption is based on observed interest rates appropriate for the expected term of the stock options granted. The Company estimated the expected option term for options granted in 2006 based on the analysis of historical exercises and post vesting cancellations. Pre-vesting forfeiture rates of 14.7% were estimated based on pre-vesting forfeiture experience.

16) The following table summarizes information about options and restricted shares outstanding and exercisable at September 30, 2006:

	Options and restricted shares outstanding
			exercisable
Exercise price	Number of Options/RS	Weighted average remaining contractual Life	Number of Options/RS
Restricted shares	384,450	9.5	—
$1.74 2.84	4,500 2,250	1.38 2.46	4,500 2,250
3.33 5.68-6.62	2,001,986 10,050	5.70 4.37	1,440,556 10,050
7.17-7.90	904,400	9.25	36,500
8.00-8.33	88,750	9.5	0
9.04-9.80	162,500	8.83	34,575
10.04-10.84	159,000	8.21	78,750
11.25-12.07	29,750	7.86	16,325
12.37	126,430	8.17	56,871

	3,876,316		1,679,377

The total amount of option outstanding and exercisable includes 1,333,330 and 1,112,310, respectively, of options granted outside the plans to Board of Directors members, the CEO and the President of the Company, with weighted average exercise price of $4.68 and remaining contractual life of 6.22 years. The weighted average fair value of these options at the date of grant was $5.24.

17) At September 30, 2006, the total compensation cost related to unvested options and restricted shares granted but not yet recognized was approximately $9.5 million, after estimating forfeitures and before income taxes. The cost of all unvested share-based awards is expected to be recognized over an estimated weighted average period of 2.75 years.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION

A.	Marketable debt securities:

The marketable debt securities, as of September 30, 2006, mature as follows (amounts in thousands):

	Government agencies	Corporate	Total
First year	$23,023	$2,995	$26,018
Second year	15,867	979	16,846
Third year	12,094	6,993	19,087
Fourth year	1,396	—	1,396

	$52,380	$10,967	$63,347

B.	Sales

We manage our business on the basis of one reportable segment, operating in different geographic areas, including the United States, Europe and Asia.

Sales,net by the originating geographic area, end market and long lived assets by geographic area are as follows (amounts in thousands):

	Three months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
United States	$3,676	$5,193	$8,498	$14,240
Europe	1,777	1,969	5,133	6,066
Asia	4,138	3,710	11,635	11,091

Total	$9,591	$10,872	$25,266	$31,397

	September 30, 2006	December 31, 2005
Long lived assets:
United States	$311	$296
Israel	1,413	1,568

Total	$1,724	$1,864

Sales by product type are as follows:

•	PoE - the product that enables the delivery and management of operating power over Ethernet network cables to power end-devices connected to Ethernet network.

•	Telecommunications - products include telephone ring signals generators, ASIC controllers and DSL remote power feeding modules.

POWERDSINE LTD.

(An Israeli Corporation)

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued)

	Three months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
PoE	$9,343	$10,396	$23,889	$28,747
Telecom	248	476	1,375	2,650

Total	$9,591	$10,872	$25,266	$31,397

C.	Income (loss) per ordinary share

The following table includes a reconciliation of the denominator used in the calculation of basic and diluted income (loss) per ordinary share:

	Three months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Weighted average ordinary shares outstanding- Basic	20,032,881	19,535,152	19,935,576	19,460,242
Dilutive effect of options to purchase ordinary shares outstanding	—	1,234,966	—	1,261,205

Weighted average ordinary shares outstanding- Trading	20,032,881	20,770,118	19,935,576	20,721,447

NOTE 7 - SUBSEQUENT EVENTS

1) For information regarding the Company’s acquisition by Microsemi Corporation, see Note 1.